Exhibit 99.1

ZIOPHARM Granted Japanese Patent for Darinaparsin

New York, NY – September 27, 2010 – ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP) today announced that the Japanese Patent Office has issued a patent, Patent No. 4,571,408, with claims covering pharmaceutical compositions, including oral formulations, of various organic arsenic compounds, including darinaparsin (ZinaparTM or ZIO-101), and the use of these compositions and the organic arsenic compounds for the treatment of cancer, including as part of a combination therapy.

ZIOPHARM recently announced that it has received Orphan Drug Designation from the U.S. Food and Drug Administration (FDA) for darinaparsin in the treatment of peripheral T-cell Lymphoma (PTCL). Darinaparsin demonstrated favorable results in a Phase II trial in lymphoma, particularly PTCL. The Company expects to begin enrolling patients imminently in a Phase I study of darinaparsin in combination with CHOP (Cyclophosphamide, Doxorubicin, Vincristine, and Prednisone), the current standard of care for front-line PTCL, to confirm the tolerability of the combination. Subject to the outcome of this study and further dialogue with the FDA, the Company expects to move forward with a registration study of the darinaparsin and CHOP combination for the front-line treatment of PTCL in late 2011. ZIOPHARM has also recently reinitiated a Phase I study of oral darinaparsin in advanced solid tumors.

About ZIOPHARM Oncology, Inc.:

ZIOPHARM Oncology is a biopharmaceutical company engaged in the development and commercialization of a diverse portfolio of cancer drugs. The Company is currently focused on three clinical programs.

Palifosfamide (ZymafosTM or ZIO-201) is a novel DNA cross-linker in class with bendamustine, ifosfamide, and cyclophosphamide.  ZIOPHARM is currently enrolling patients in a randomized, double-blinded, placebo-controlled Phase III trial with palifosfamide administered intravenously for the treatment of metastatic soft tissue sarcoma in the front-line setting. The Company expects to initiate additional studies in the near-term, including a Phase I IV study of palifosfamide in combination with standard of care addressing small cell lung cancer and a Phase I study of oral palifosfamide.

Darinaparsin (ZinaparTM or ZIO-101) is a novel mitochondrial-targeted agent (organic arsenic) being developed intravenously for the treatment of peripheral T-cell lymphoma with a pivotal study expected to begin in late 2011, following the outcome of a supporting trial.  An oral form is in a Phase I trial in solid tumors.

Indibulin (ZybulinTM or ZIO-301) is a novel, oral tubulin binding agent that targets both mitosis and cancer cell migration. Indibulin is expected to have several potential benefits including oral dosing, application in multi-drug resistant tumors, no neuropathy and minimal overall toxicity. It is currently being studied in Phase I/II in metastatic breast cancer.

ZIOPHARM's operations are located in Boston, MA with an executive office in New York City. Further information about ZIOPHARM may be found at www.ziopharm.com.

ZIOP-G

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements for ZIOPHARM Oncology, Inc. that involve risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurance that any of the Company's development efforts relating to its product candidates will be successful, or such product candidates will be successfully commercialized. Other risks that affect forward-looking information contained in this press release include the possibility of being unable to obtain regulatory approval of the Company's product candidates, the risk that the results of clinical trials may not support the Company's claims, the risk that pre-clinical or clinical trials will proceed on schedules that are consistent with the Company's current expectations or at all, risks related to the Company's ability to protect its intellectual property and its reliance on third parties to develop its product candidates, risks related to the sufficiency of existing capital reserves to fund continued operations for a particular amount of time and uncertainties regarding the Company's ability to obtain additional financing to support its operations thereafter, as well as other risks regarding the Company that are discussed under the heading "Risk Factors" in the Company's filings with the United States Securities and Exchange Commission. Forward-looking statements can be identified by the use of words such as "may," "will," "intend," " should," "could," "can," "would," "expect," "believe," "estimate," " predict," "potential," "plan," "is designed to," "target" and similar expressions. The Company assumes no obligation to update these forward-looking statements, except as required by law.

Contacts:

Tyler Cook
ZIOPHARM Oncology, Inc.
617-259-1982
tcook@ziopharm.com

Media:
David Pitts
Argot Partners
212-600-1902
david@argotpartners.com